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                            [LendingTree Letterhead]


                                                            September 24, 2001

Douglas R. Lebda
11115 Rushmore Drive
Charlotte, NC 28277


                  Re:  Company Loans

Dear Sir:

                  We refer to (i) the Amended and Restated Promissory Note, dated as of August 14, 2001 (as amended, modified and supplemented from time to time, the "Note") by Douglas R. Lebda in favor of LendingTree, Inc. (the "Company"), and (ii) the Amended and Restated Pledge Agreement, dated as of August 14, 2001 (as amended, modified and supplemented from time to time, the "Pledge Agreement") among Mr. Lebda and the Company. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Note and the Pledge Agreement, as applicable.

                  The Company and Mr. Lebda desire hereby to correct a computational error in the stated principal amount of the Loan evidenced by the Note and secured by the provisions of the Pledge Agreement. Notwithstanding any provisions to the contrary in either the Note or the Pledge Agreement, the undersigned hereby agree and acknowledge the principal amount of the Loan, as of August 14, 2001, to be $2,528,219 (the "Corrected Principal Amount"). All references to the principal amount of the Loan in Note and the Pledge Agreement shall be deemed to refer to the Corrected Principal Amount. The undersigned further agree that the principal payment due on the June 30, 2006 shall be in the amount of $878,220 and that Schedule 1 to the Note is deemed to be so modified.

                  This letter shall be governed by, and construed in accordance with, the internal laws of the State of New York. This letter, together with the Note and the Pledge Agreement, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.


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                  If the foregoing correctly sets forth our understanding,
please indicate your acceptance of the terms hereof by signing in the appropriate spaces below and returning to us the enclosed duplicate originals hereof, whereupon this letter agreement shall become a binding agreement among us.

                                        Very truly yours,

                                        LENDINGTREE, INC.


                                        By:____________________________
                                        Name:
                                        Title:



ACKNOWLEDGED, CONSENTED AND AGREED:

DOUGLAS R. LEBDA

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